EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Upstream Biosciences Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(1)

the Annual Report on Form 10-K of the Company for the year ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 19, 2008	By: /s/ Joel Bellenson
Joel Bellenson
Chief Executive Officer and Director
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Upstream Biosciences Inc. and will be retained by Upstream Biosciences Inc. and furnished to the Securities and Exchange Commission or its staff upon request.